AMENDMENT NUMBER ONE TO
THE DEFERRED COMPENSATION PLAN FOR DIRECTORS
(AS AMENDED AND RESTATED, EFFECTIVE OCTOBER 21, 2015)
(Effective as of November 19, 2025)

The Washington Real Estate Investment Trust Deferred Compensation Plan for Directors (As Amended and Restated, Effective October 21, 2015) (the “Plan”) is hereby amended, effective as of November 19, 2025 (the “Amendment Date”), as set forth below.

1.Effective as of the Amendment Date, all references to “Washington Real Estate Investment Trust” in the Plan shall be replaced with references to “Elme Communities”.

2.Effective as of the Amendment Date, (i) no new Deferral Commitments shall be permitted and (ii) all existing Deferral Commitments for Deferral Periods after the 2025 calendar year are hereby terminated.

3.The terms of Section 2.7 are amended to add the following new sentence at the end thereof:

“Notwithstanding the foregoing terms of this Section 2.7 or the terms of any prior Deferral Commitment, effective as of the Amendment Date, all deferrals of the Annual Board Retainer will be credited to a Participant’s account in cash.”

4.The terms of Section 2.11 as in effect prior to the Amendment Date shall apply for determining all balances in a Participant’s Account through the Amendment Date. As of the Amendment Date, Section 2.11 shall be replaced in its entirety with the new Section 2.11 below, which shall apply for determining increases in balances in a Participant’s Account following the Amendment Date:

“2.11    Earnings

“Earnings” means, with respect to Fees deferred into a Director’s Account pursuant to Article III, a rate of interest equal to 4.5% per annum. Such rate may be changed to any other rate approved by the Board as of any subsequent January 1. With respect to any amounts which have been deferred into Share Units pursuant to Article III, “Earnings” means the aggregate amount of cash dividends which would have been paid on a number of Shares equal to the number of Share Units credited to a Director’s Account on such dividend record date, which shall be credited in cash to such Director’s Account on the date such dividends are paid.”

[Signature Page Follows]

                    Elme Communities

                    By: /s/ Paul T. McDermott
                    Paul T. McDermott
President and Chief Executive Officer
                    November 19, 2025

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